EXHIBIT 10.9

                   TECHNOLOGY ASSIGNMENT AND ROYALTY AGREEMENT

         This Technology Assignment and Royalty Agreement ("Agreement") is made this 16th day of June, 2000 by and between EarthFirst Technologies, Inc. ("EarthFirst"), a Florida corporation, its wholly-owned subsidiary, Ennotech, Inc. ("Etech"), a Florida corporation and BORS International L.L.C. ("BIL"), a Florida limited liability company.

                                R E C I T A L S:

         A. Pursuant to the Balanced Oil Recovery System Lift License Agreement dated June 19, 1998 and the Addendums thereto ("License Agreement") between Toups Technology Licensing, Ind. ("TTL") and Lift-Pump, L.L.C. (TTL was granted exclusive rights to the "BORS Lift" technology for lifting oil from shallow wells. TTL assigned whatever right, title and interest it had in this technology and the Licensing Agreement to Etech on April 27, 2000. A copy of the License Agreement and addendums is attached hereto as Exhibit "A"; a copy of the assignment to Etech is attached hereto as Exhibit "A-1." Etech is a wholly-owned subsidiary of TTL; TTL is now known as EarthFirst Technologies, Inc. ("EarthFirst") by virtue of a name change filed with the Florida Department of State.

         B. EarthFirst, pursuant to the License Agreement and predecessor agreements, accepted the BORS Lift technology in an early prototype state and through engineering and development converted this prototype into a working, commercially usable design and has produced and sold a limited number of commercial BORS Lift units. All parties acknowledge that the mass production of BORS Lift units will require additional capital infusion for final development, advertising, manufacturing and service.

         C. BIL desires to accept the BORS Lift unit in its current state of commercial development with the purpose of marketing the BORS Lift unit on a worldwide basis.

         D. Etech and EarthFirst desire to develop technology to a commercially viable state and then license or otherwise dispose of the technology in consideration of royalty or override payments.

         E. Etech now desires to assign the technology and manufacturing rights concerning the BORS Lift units to BIL and BIL has agreed to accept the technology and manufacturing rights concerning the BORS Lift unit at its current state of development with the stated purpose of mass producing and selling the BORS Lift units and paying royalties to Etech as a result of EarthFirst's efforts in developing the BORS Lift unit.

         THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the mutual promises set forth herein, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. ASSIGNMENT - Etech and EarthFirst hereby agree to assign and transfer whatever right, title and interest they have in the license agreement and the BORS Lift technology, in accordance with the terms of that Absolute and Unconditional Assignment, a copy of which is attached hereto as Exhibit "B" ("Assignment"). BIL has investigated the status of the License Agreement, EarthFirst's developments to the BORS Lift, and all accompanying technology and the status of the current BORS Lift units. The parties agree that BIL accepts the Assignment "As-Is," "Where-Is," without any warranty of fitness, suitability or any other actual or implied warranty relating to the BORS Lift prior development or the accompanying technology.

         2. SALE OF INVENTORY, EQUIPMENT AND TOOLING - BIL agrees to purchase all BORS Lift inventory, equipment and tooling currently owned by EarthFirst or Etech. A specific listing of the inventory, equipment and tooling to be sold is annexed to the Bill of Sale attached hereto as Exhibit "C." The purchase price for the inventory, equipment and tooling is $324,921, which shall be paid at closing. The parties acknowledge that an adjustment to this purchase price may be made prior to closing based upon BIL making additional purchases. Simultaneously with the receipt of payment, the Bill of Sale shall be delivered to BIL. At the closing, EarthFirst shall pay off and satisfy the Promissory Note in favor of Daniel M. Doyle in the principal amount of $375,000.00 so that the Security Agreement which creates a first lien upon this equipment and inventory and other assets of EarthFirst shall be terminated. Any amount owed to Daniel M. Doyle which exceeds the Purchase Price shall be paid to Daniel M. Doyle from the proceeds of the monthly royalty payments due pursuant to the Royalty Agreement described in paragraph 3, below.

         3. ROYALTY AGREEMENT - In consideration of the Assignment, BIL shall deliver to Etech and the parties shall execute at closing a Royalty Agreement in the form attached hereto as Exhibit "D."

         4. SURRENDER OF STOCK - As a condition precedent to closing, at closing, Gerald Allen and Matt Greever, shall each have surrendered 100,000 shares of EarthFirst stock owned by them, for a total return of stock of 200,000 shares.

         5. ASSUMPTION OF WARRANTY AND SERVICE OBLIGATIONS - Upon closing, BIL shall assume all, actual or implied, warranty and service obligations of EarthFirst or Etech in connection with all BORS Lift units and related equipment services previously sold or provided by EarthFirst (or its agents or employees), to any customers or other person or entity. A list of units sold and corresponding warranties is attached hereto as Exhibit "E." BIL shall indemnify and hold EarthFirst harmless from any such claims or causes of action in connection with warranty or service claims relating to BORS Lift units, related equipment or services provided by EarthFirst to any person or entity. However, it is specifically agreed that BIL is not assuming any liabilities to vendors or suppliers, but rather only obligations for warranties and service promised or owed previously or in the future to any BORS Lift customer or BORS Lift user of a unit supplied by EarthFirst or Etech that was installed and operating on the closing date. EarthFirst and Etech specifically agree that BIL is authorized to contact and may utilize vendors or suppliers of EarthFirst previously used by EarthFirst. In addition, BIL agrees to use reasonable efforts to assist EarthFirst in resolving all outstanding payables or claims by any vendors of BORS Lift materials, supplies or services. In consideration of this assumption, at closing BIL shall be delivered 500,000 shares of EarthFirst Section 144 common stock. EarthFirst agrees that in the event it seeks the general registration of any outstanding shares or the issuance of new registered shares through a SEC-approved offering, it shall also attempt to register the shares granted hereby, provided such registration is permissible and practical, using reasonable efforts.

         6. GENERAL RELEASES - The parties hereto shall exchange General Releases of all claims they may have against one another (and their officers, directors, shareholders, members, managers, employees, successors, and assigns and predecessors) relating to the BORS Lift and related technology and the License Agreement, or otherwise as set forth in the form of General Release attached hereto as Exhibit "F." Additionally, EarthFirst and Etech shall indemnify BIL (and its officers, directors, shareholders, members, managers, employees, successors, and assigns and predecessors) from any liability arising out of third-party legal actions brought against EarthFirst and Etech (and involving the BORS Lift units) which legal actions are filed after the Closing Date, except for BIL's obligations pursuant to paragraph 5, above.

         7. CLOSING - The closing called for in this Agreement shall occur on or before June 23, 2000 (but may be extended by either party to June 27, 2000) at the offices of the Massari Law Group, 601 S. Fremont Avenue, Tampa, FL. The parties acknowledge that there are no conditions precedent to closing.

         8. NATURE OF THE RELATIONSHIP - The parties acknowledge that their only relationship is a contractual relationship and that the parties do not owe any fiduciary or other duty to one another except for the duties imposed by this contract or that they will not hold themselves out as an agent, partner or co-venturer of the other and that this Agreement is not intended and does not create an agency, partnership, joint venture or any other type of relationship except the license and contract relationships established hereby.

         9.       MISCELLANEOUS

                  a. WAIVERS. No waiver of any default shall be implied from any delay or omission by the parties to take action on account of such default, and no express waiver shall affect any default other than the default specified in the waiver and it shall be operative only for the time and to the extent therein stated.

                  b. BENEFIT. This Agreement is made and entered into for the sole protection and benefit of Etech and BIL, their successors and assigns, and no other person or persons have any right to action hereon or rights as a third party beneficiary as a result of the execution of this Agreement.

                  c. ASSIGNMENT. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto.

                  d. AMENDMENTS. This Agreement shall not be amended except by a written instrument signed by all parties hereto.

                  e. GOVERNING LAW AND JURISDICTION. This Agreement and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. The parties hereby submit to the jurisdiction of the state and federal courts located in Pinellas County, Florida.

                  f. SAVINGS CLAUSE. Invalidation of any one or more of the provisions of this Agreement shall in no way effect any of the other provisions hereof, which shall remain in full force and effect.

                  g. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to ban an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  h. CAPTIONS. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

                  i. TIME IS OF THE ESSENCE. Time is of the essence as to this Agreement.

                  j. ENTIRE UNDERSTANDING. This Agreement and the exhibits hereto constitute the entire understanding between the parties, and all prior or contemporaneous oral agreements, understandings, representations and statements are merged into this Agreement.

                  k. NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by certified mail or by reputable overnight courier service, e.g., Federal Express, which shall be addressed as follows:

If to EarthFirst:          ________________________________

                           ________________________________

                           ________________________________


If to Ennotech:            ________________________________

                           ________________________________

                           ________________________________

If to BORS:                ________________________________

                           ________________________________

                           ________________________________


                  l. SURVIVAL. The representations and warranties and provisions of this Agreement shall survive any closing hereunder.

                  m. ATTORNEYS' FEES. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial, on appeal, incident to any bankruptcy proceeding.

                  n. WAIVER OF JURY TRIAL. By acceptance hereof, the parties agree that none of them shall seek a jury trial in any lawsuit, proceedings, counterclaim, or any other litigation procedure based upon or arising out of this Agreement or any instrument evidencing or relating to this Agreement. None of the parties will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. The provisions of this paragraph have been fully negotiated by the parties, and these provisions shall be subject to no exceptions.

                  o. RECITALS. The above Recitals are written solely for illustrative purposes. Neither party is bound by any statement contained therein.

         IN WITNESS WHEREOF, EarthFirst, Etech and BIL have executed this Technology Assignment and Royalty Agreement as of the above written date.

Signed, sealed and delivered              EARTHFIRST TECHNOLOGIES, INC.,
in the presence of:                       f/k/a Toups Technology Licensing, Inc.


                                          By: /s/ JOHN STANTON
---------------------------                   -----------------------
                                              John Stanton, President
---------------------------
Printed Name

---------------------------

---------------------------
Printed Name

                                          ENNOTECH, INC.


                                          By: /s/ JOHN STANTON
---------------------------                   -----------------------
                                              John Stanton, President
---------------------------
Printed Name

---------------------------

---------------------------
Printed Name
                                          BORS INTERNATIONAL, L.L.C.


                                          By: /s/ FRANK MCPEAK
 ---------------------------                  ---------------------
                                              Managing Member
 ---------------------------
 Printed Name

 ---------------------------

 ---------------------------
 Printed Name